UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2009
Sykes Enterprises, Incorporated
(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida	33602

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 274-1000
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Term Loan from KeyBank National Association
     On December 11, 2009, Sykes (Bermuda) Holdings Limited, a Bermuda exempted company (“Sykes Bermuda”) which is an indirect wholly-owned subsidiary of Sykes Enterprises, Incorporated (“Sykes”), entered into a Credit Agreement with KeyBank National Association, a copy of which is attached to this Report as Exhibit 10.1. The Credit Agreement provides for a $75 million term loan to Sykes Bermuda. Sykes Bermuda drew down the full $75 million on December 11, 2009. The loan is secured by a pledge of 65% of the capital shares of all the direct subsidiaries of Sykes Bermuda.
     Simultaneous with the execution and delivery of the Credit Agreement, Sykes entered into a Guaranty of Payment agreement with KeyBank, pursuant to which the obligations of Sykes Bermuda under the Credit Agreement are guaranteed by Sykes. A copy of the Guaranty of Payment agreement is attached to this Report as Exhibit 10.2.
     Also simultaneous with the execution and delivery of the Credit Agreement, Sykes, KeyBank and the other lenders party thereto entered into a First Amendment Agreement, amending the Credit Agreement, dated March 30, 2009, between Sykes, KeyBank and the other lenders party thereto, that provides Sykes with a $50 million credit facility. The First Amendment Agreement amends the terms of Sykes’ Credit Agreement to permit the loan to Sykes Bermuda and Sykes’ guaranty of that loan. A copy of the First Amendment Agreement is attached to this Report as Exhibit 10.3.
     The $75 million term loan matures on March 31, 2010. Outstanding amounts will bear interest, at the option of Sykes Bermuda, at either a Eurodollar Rate (as defined in the Credit Agreement) or a Base Rate (as defined in the Credit Agreement) plus, in each case, an applicable margin specified in the Credit Agreement.
     The credit agreement requires Sykes Bermuda to prepay the outstanding loan, subject to certain exceptions, with:
•	100% of the net cash proceeds of all asset dispositions by it or its subsidiaries (subject to certain reinvestment limits);

•	100% of the net cash proceeds from debt issuances by it or its subsidiaries (subject to certain limits; and

•	100% of insurance and condemnation proceeds received by it or its subsidiaries if it or its subsidiaries do not use the proceeds to rebuild or replace the affected property.
     The credit agreement contains usual and customary terms and conditions, including usual and customary affirmative covenants, negative covenants, financial reporting requirements, representations and warranties, indemnities, events of default and remedies, agency provisions, and other provisions customary for transactions of this type. Among the negative covenants, the credit agreement includes restrictions on acquisitions, indebtedness, investments, liens, asset sales, affiliate transactions, and equity issuances by subsidiaries. The Credit Agreement also requires that Sykes Bermuda and its direct subsidiaries maintain cash and cash equivalents of at least $80 million at all times.

Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are included with this Report:

Exhibit 10.1	Credit Agreement between Sykes (Bermuda) Holdings Limited and KeyBank National Association, dated December 11, 2009

Exhibit 10.2	Guaranty of Payment of Sykes Enterprises, Incorporated in favor of KeyBank National Association, dated December 11, 2009

Exhibit 10.3	First Amendment Agreement between Sykes Enterprises, Incorporated, KeyBank National Association, and the other lenders party thereto, dated December 11, 2009

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED
Date: December 14, 2009	By:	/s/ W. Michael Kipphut
Senior Vice President and
Chief Financial Officer

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